UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Depot Court SE, Suite 215

Leesburg, VA 20175

 (Address of Principal Executive Offices)

(703) 436-2161

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (par value $0.0001 per share)	QUBT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 21, 2022, Quantum Computing Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). The shares of capital stock outstanding and entitled to vote as of July 29, 2022 (the record date for the Annual Meeting) (the “Record Date”) were as follows: (i) 33,904,329 shares of common stock; and (ii) 1,500,004 shares of Series A convertible preferred stock. Greater than 68.50% of the shares of common stock outstanding and entitled to vote at the Annual Meeting were present in person or by proxy thereby constituting a quorum. In addition, greater than 93% of the shares of Series A convertible preferred stock outstanding and entitled to vote were present in person or by proxy at the Annual Meeting.

The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions, as to such matters, where applicable, are set forth in the table below. With respect to the election of Robert Liscouski, Robert Fagenson, Yuping Huang, Michael Turmelle and Bertrand Velge as directors to each serve a one-year term on the Board of Directors of the Company (the “Board”) and until each of their successors is elected and qualified, each nominee received the number of votes set forth opposite his name.

	Number of Votes
	Total Votes For	Percent of Votes Cast	Votes Against	Abstention/Withheld	Broker Non-Votes
Election of Robert Liscouski	19,140,212	99.67%	63,026		5,430,763
Election of Robert Fagenson	18,265,173	95.12%	938,065		5,430,763
Election of Yuping Huang	19,098,152	99.45%	105,086		5,430,763
Election of Michael Turmelle	19,158,037	99.76%	45,201		5,430,763
Election of Bertrand Velge	18,125,765	94.39%	1,077,473		5,430,763

Approval of the potential issuance of shares in excess of 19.99% of the shares of our common stock that were outstanding on June 16, 2022 (the Closing date of the merger with QPhoton, Inc.) Upon the conversion of the shares of Series B Preferred stock and the exercise of the warrants that may be issued under the QPhoton Agreement and Plan of Merger (the “Share Issuance Proposal”)	18,728,639	97.86%	409,480	65,119	5,430,763

Adoption of the Restated Charter	18,519,361	97.08%	555,325	128,552	5,430,763

Approval of the 2022 Equity and Incentive Plan	17,668,032	92.58%	1,414,503	120,703	5,430,763

Non-binding advisory vote to approve compensation of the company’s named executive officers	18,810,065	98.57%	272,164	121,009	5,430,763

Ratification of the selection of BF Borgers CPA PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	24,511,036	99.55%	109,432	13,533

	1 Year	2 Years	3 Years	Abstention
Non-binding advisory vote on the frequency of future advisory votes to approve the compensation of the company’s named executive officers	18,461,030	541,383	71,209	129,616

For the sake of clarity, Dr. Huang’s 4,699,786 shares voted and are being counted with regard to all matters except for the Share Issuance Proposal.

Solely with regard to the Share Issuance Proposal, the Company, in compliance with Nasdaq Listing Rule 5635, is not counting Dr. Huang’s 4,699,786 shares as having voted.

Rather, the Company considers: (a) 14,028,853 shares to have voted in favor of the Share Issuance Proposal (18,728,639 listed in the table above minus 4,699,786) and (b) 14,438,333 shares to have been the votes cast on the Share Issuance Proposal (14,028,853 voted in favor (not including Dr. Huang’s votes) plus 409,480 voted against).

The share amount of 14,028,853 voted in favor of the Share Issuance Proposal represents, in compliance with Nasdaq Listing Rule 5635(e)(4), a majority of the total votes cast (14,438,333) on the Share Issuance Proposal.

With regard to the Adoption of the Restated Charter, 18,519,361 shares voted in favor of this proposal. These 18,519,361 shares consisted of (a) 17,110,267 shares of common stock (an amount greater than 50% of the shares of common stock outstanding as of the Record Date); and (b) 1,409,094 shares of Series A convertible preferred stock (an amount greater than 50% of the shares of Series A convertible preferred stock outstanding as of the Record Date).

On the basis of the above votes, (i) Robert Liscouski, Robert Fagenson, Yuping Huang, Michael Turmelle and Bertrand Velge were elected as members of the Board; (ii) the Share Issuance Proposal was approved; (iii) the Adoption of the Restated Charter was approved; (iv) the 2022 Equity and Incentive Plan was approved; and (v) the ratification of the selection of BF Borgers CPA PC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was adopted.

On the basis of the above votes, stockholders also voted a sufficient number of non-binding advisory votes to (i) vote on the compensation of the Company’s Named Executive Officers every year and (ii) approve the Company’s executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: September 26, 2022	By:	/s/ Robert Liscouski
Robert Liscouski
President, Chief Executive Officer

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